CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated November 14, 2014, relating to the financial statements and financial highlights appearing in the September 30, 2014 Annual Reports to Shareholders of Vanguard Capital Opportunity Fund, Vanguard Global Equity Fund, Vanguard Strategic Equity Fund and Vanguard Strategic Small-Cap Equity Fund (comprising Vanguard Horizon Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
January 21, 2015